10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund:
Muni Bond Fund
Security:
State of California
Advisor:
EIMCO
Transaction Date:
3/12/2010
Cost:
"$5,000,000 "
Offering Purchase:
2.5000%
Broker :
JP Morgan
Underwriting Syndicate Members:
Morgan Stanley
Barclays Capital
Wells Fargo Securities

Fund
Muni Bond
Security
NC Turnpike Authority
Advisor
EIMCO
Transaction Date
7/15/2009
Cost
"$6,500,000 "
Offering Purchase
1.90%
Broker
Merrill Lynch
Underwriting Syndicate Members
Bank of America
Citi

Fund
Muni Bond
Security
Metropolitan Washington Airports Authority
Advisor
EIMCO
Transaction Date
8/6/2009
Cost
"$2,500,000 "
Offering Purchase
0.26%
Broker
Citi
Underwriting Syndicate Members
Wachovia

Fund
Muni Bond
Security
New York State Dormitory
Advisor
EIMCO
Transaction Date
9/9/2009
Cost
"$2,413,825 "
Offering Purchase
1.02%
Broker
Citi
Underwriting Syndicate Members
Wachovia
Morgan Stanley

Fund
Muni Bond
Security
Southwest Higher Education Authority
Advisor
EIMCO
Transaction Date
9/18/2009
Cost
"$4,025,000 "
Offering Purchase
2.63%
Broker
 Merrill Lynch
Underwriting Syndicate Members
Wells Fargo
JP Morgan Securities

Fund
Short Intermediate Muni
Security
City of Philadelphia
Advisor
EIMCO
Transaction Date
8/13/2009
Cost
"2,000,000.00 "
Offering Purchase
3.3858%
Broker
Goldman Sachs
Underwriting Syndicate Members
Wells Fargo
Merrill Lynch